UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017 (July 19, 2017)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed on Current Report to Form 8-K filed by Nxt-ID, Inc. (the “Company”) on July 27, 2016, on July 25, 2016, the Company, in connection with its acquisition of LogicMark, LLC (the “Seller”), issued to LogicMark Investment Partners, LLC, as the Seller’s representative (“LogicMark Partners”) a secured subordinated promissory note in the amount of $2,500,000 (the “Original Note”), and the Seller and the Company entered into a security agreement to secure the Original Note (the “Seller Security Agreement”). Subsequent to certain payments made to LogicMark Partners under the Original Note, the Company issued to LogicMark Partners on November 29, 2016, an Amended and Rested Secured Promissory Note, with a principal amount of $1,000,000 (the “Amended and Restated Note”).

On July 19, 2017, certain investors (the “Holders”) purchased from LogicMark Partners the $594,403 outstanding balance on Amended and Restated Note, inclusive of accrued and unpaid interest. In connection therewith, the Company, LogicMark Partners, and the Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017 (the “Assignment Agreement”), whereby LogicMark Partners assigned the Amended and Restated Note to the Holders.

Additionally, on July 19, 2017, the Company and the Holders entered into a Securities Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company exchanged with the Holders the Amended and Restated Note held by them in exchange for: (i) an aggregate principal amount of $594,403 of new secured subordinated promissory notes (the “Exchange Notes”); and (ii) warrants (the “Warrants”, and together with the Exchange Notes, the “Exchange Securities”) convertible into 297,202 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Exchange Notes

The Exchange Notes will mature on July 19, 2018, and accrue interest at a rate of 15.0% per annum. The Exchange Notes are convertible at any time, in whole or in part, at the option of the Holders into shares of Common Stock at a conversion price of $2.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company may prepay, in whole but not in part, without premium or penalty, the outstanding principal, together with accrued but unpaid interest on the outstanding principal, if any.

Warrants

The Warrants will be exercisable beginning on July 19, 2017, and will be exercisable for a period of five (5) years. The exercise price with respect to the Warrants is $2.00 per share (the “Exercise Price”). The Exercise Price and the amount of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the Exchange Agreement, the Assignment Agreement, the Exchange Notes and the Warrants are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance of the Exchange Securities was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Exchange Note
4.2	Form of Warrants
10.1	Form of Exchange Agreement
10.2	Form of Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2017	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Office